EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to incorporation by reference in Amendment No. 3 to Form S-1 on Form S-3 Registration Statement (File No. 333-144433) under the Securities Act of 1933, as amended, of Athersys, Inc. (formerly BTHC VI, Inc.) of our Report of Independent Registered Certified Public Accounting Firm, dated February 12, 2007, relating to the balance sheets of BTHC VI, Inc. (a Delaware corporation and a development stage company) as of December 31, 2006 and 2005 and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the period from November 29, 2004 (date of bankruptcy settlement) through December 31, 2006, respectively, accompanying the financial statements incorporated by reference in such Form S-3 Registration Statement Under the Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading “Experts”.

/s/ S. W. Hatfield, CPA

S. W. HATFIELD, CPA
Dallas, Texas
October 1, 2007